Exhibit 4.1

HONEYWELL INTERNATIONAL INC., as Company

and

Deutsche Bank Trust Company Americas, as Trustee

Indenture

Dated as of November 21, 2017

TABLE OF CONTENTS

i

ii

iii

EXHIBITS

Exhibit A	Form of Security
Exhibit B-1	Rule 144A Restricted Legend
Exhibit B-2	Regulation S Restricted Legend
Exhibit C	DTC Legend
Exhibit D	Regulation S Certificate
Exhibit E	Rule 144A Certificate

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HONEYWELL INTERNATIONAL INC.
Reconciliation and tie between Trust Indenture Act of 1939
and this Indenture

Trust Indenture Act Section	Indenture Section
§310 (a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.09
(b)	6.10
§311 (a)	6.13
(b)	6.13
(b)(2)	14.03(a), 14.03(b)
§312 (a)	14.01, 14.02(a)
(b)	14.02(b)
(c)	14.02(c)
§313 (a)	14.03(a)
(b)	14.03(a)
(c)	14.03(a), 14.03(b)
(d)	14.03(b)
§314 (a)	14.04
(b)	Not Applicable
(c)(1)	15.05
(c)(2)	15.05
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	15.05
§315 (a)	6.01
(b)	6.06, 14.03(a)
(c)	6.01
(d)	6.01
(d)(1)	6.01
(d)(2)	6.01
(d)(3)	6.01
(e)	5.11
§316 (a)(1)(A)	5.05
(a)(1)(B)	5.02, 5.04
(a)(2)	Not Applicable
(b)	5.07
(c)	7.02
§317 (a)(1)	5.08
(a)(2)	5.09
(b)	4.03
318 (a)	15.07
*	This cross-reference table shall not, for any purpose, be deemed to be part of this Indenture.
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THIS INDENTURE, dated as of November 21, 2017, among Honeywell International Inc., a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide initially for the issuance of up to $444,859,000 aggregate principal amount of the Company’s 3.812% Senior Notes due 2047 and, if and when issued, any Additional Securities, together with any Exchange Securities issued therefor as provided herein (the “Securities”); and

WHEREAS, all things necessary to make the Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Securities (in the case of the Additional Securities and the Exchange Securities, when duly authorized, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company), the valid obligations of the Company as hereinafter provided;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE 1
DEFINITIONS

SECTION 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act or the definitions of which in the Securities Act are referred to in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles in the United States (whether or not such is indicated herein). The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” means additional interest owed to the Holders pursuant to a Registration Rights Agreement.

“Additional Securities” means any securities in an unlimited principal amount issued from time to time under the Indenture (including any Exchange Securities issued in exchange therefor) in addition to the Original Securities, having the same terms in all respects as the Original Securities, except that if interest has been paid on the Original Securities, interest will begin to accrue on the Additional Securities from the last Interest Payment Date on which interest has been paid on the Original Securities.

“Agent Member” means a member of, or a participant in, the Depositary.

“Board Of Directors” means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person or any officer of such Person duly authorized by the Board of Directors of such Person to take a specific action.

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“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

“Certificated Security” means a Security in registered individual form without interest coupons.

“Commission” or “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, a Vice Chairman of the Board, its President, Chief Executive Officer or a Vice President, and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) all goodwill, trade names trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its Consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

“Consolidated Subsidiary” means, at any time, any Subsidiary the accounts of which are required at that time to be included on a consolidated basis, in accordance with generally accepted accounting principles, in the consolidated financial statements of the Company, assuming that such financial statements are prepared in accordance with such generally accepted accounting principles.

“Corporate Trust Office” means the corporate trust office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 60 Wall Street, 16th floor, MS: NYC60-1630 New York, NY 10005, Attention: Corporates Team Deal Manager – Honeywell International Inc..

“Debt” means any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Dealer Managers” has the meaning set forth in the applicable Registration Rights Agreement.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Depositary” means the depositary of each Global Security, which will initially be DTC.

“DTC” means The Depository Trust Company and its successors.

“DTC Legend” means the legend set forth in Exhibit C.

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“Event of Default” means any event or condition specified as such in Section 5.01 which shall have continued for the period of time, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” means an offer by the Company to the Holders of the Initial Securities and/or any Initial Additional Securities to exchange such outstanding Securities for Exchange Securities, as provided for in any Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the applicable Registration Rights Agreement.

“Exchange Securities” means the Securities of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Securities or any Initial Additional Securities in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Securities or any Initial Additional Securities (except that (i) such Exchange Securities will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend and (ii) the provisions relating to Additional Interest will be eliminated).

“Funded Debt” means indebtedness of the Company or a Subsidiary of the Company owning Restricted Property maturing by its terms more than one year after the creation thereof and ranking at least pari passu with the Securities.

“Global Security” means a Security in registered global form without interest coupons.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Holder,” “Holder of Securities,” “Securityholder” or other similar terms mean the registered holder of any Security.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the Securities established as contemplated hereunder.

“Initial Additional Securities” means Additional Securities issued in an offering not registered under the Securities Act and any Securities issued in replacement thereof, but not including any Exchange Securities issued in exchange therefor.

“Initial Securities” means the Securities issued on the Issue Date and any Securities issued in replacement thereof, but not including any Exchange Securities issued in exchange therefore.

“Interest Payment Date,” means each May 21 and November 21 of each year, commencing May 21, 2018.

“Issue Date” means November 21, 2017.

“Material Adverse Effect” means a material adverse effect on the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

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“Mortgage” means any mortgage, lien, pledge or other encumbrance.

“Notice of Default” has the meaning provided in Section 6.06.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer, an Assistant Treasurer or the Secretary of the Company, and delivered to the Trustee.

“Offshore Global Security” means a Global Security representing Securities issued and sold pursuant to Regulation S.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee.

“Original Securities” means the Initial Securities and any Exchange Securities issued in exchange therefor.

“outstanding”, when used with reference to Securities, subject to the provisions of Article 7 means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(a)	Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)	Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company (if the Company shall act as its own Paying Agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice;

(c)	Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 3.09 (unless proof satisfactory to the Trustee and the Company is presented that any of such Securities is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company); and

(d)	Securities that have been defeased pursuant to Section 12.01.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) and interest, if any, on any Securities on behalf of the Company. The Company may act as Paying Agent with respect to any Securities issued hereunder.

“Payment Office,” when used with respect to the Securities, means the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Section 4.02.

“Person” means any individual, corporation, partnership, joint stock company, business trust, trust, unincorporated association, joint venture or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Amount” means, when used with respect to any Security, the amount of principal of such Security that could then be declared due and payable pursuant to Section 5.02.

“QIB” means a Qualified Institutional Buyer as defined under Rule 144A under the Securities Act.

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“Redemption Price,” when used with respect to any Security to be redeemed, means the price (including premium, if any) at which it is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated on the Issue Date between the Company and the Dealer Managers with respect to the Initial Securities, and (ii) with respect to any Additional Securities, any registration rights agreements between the Company and the purchasers party thereto relating to rights given by the Company to the purchasers of Additional Securities to register such Additional Securities or exchange them for Securities registered under the Securities Act.

“Regular Record Date” means, for the interest payable on any Interest Payment Date, the May 6 or November 6 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Regulation S Restricted Legend” means the legend set forth in Exhibit B-2.

“Responsible Officer” when used with respect to the Trustee means any officer within the Corporate Trust Office of the Trustee including any managing director, director, any vice president, any trust officer, any assistant vice president, associate, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Legend” means the Rule 144A Restricted Legend or the Regulation S Restricted Legend, as applicable.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Property” means (a) any property of the Company at the time of issuance of the Securities hereunder located within the United States of America which is property which, in the opinion of the Company’s Board of Directors, is a principal manufacturing property or (b) any shares of capital stock or indebtedness of any Subsidiary owning any such property.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Rule 144A Restricted Legend” means the legend set forth in Exhibit B-1.

“Sale and Lease-Back Transaction” means any arrangement with any Person (other than the Company or a Subsidiary of the Company), or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of the Company owning Restricted Property for a period of more than three years of any Restricted Property owned at the date set forth in the first paragraph of this instrument, which has been or is to be sold or transferred by the Company or such Subsidiary owning Restricted Property to such Person, or to any other Person (other than the Company or a Subsidiary of the Company) to which funds have been or are to be advanced by such Person on the security of the leased property.

“Security” or “Securities” has the meaning set forth in the preamble of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

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“Security Register” has the meaning provided in Section 3.06.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, as applied, with respect to any Person, any corporation, partnership or other legal entity of which, in the case of a corporation, more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation has or might have voting power upon the occurrence of any contingency), or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed, and “TIA”, when used in respect of an indenture supplemental hereto, means such Act as in force at the time such indenture supplemental hereto becomes effective.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“U.S. Global Security” means a Global Security that bears the Restricted Legend representing Securities issued and sold pursuant to Rule 144A.

SECTION 1.02. Other Definitions.

Defined in Term	Section
“Covenant Defeasance”	12.03
“Legal Defeasance”	12.02
“Value”	4.06

ARTICLE 2
SECURITY FORMS

SECTION 2.01. Form, Dating and Denominations; Legends. (a) The Securities and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of Security annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Securities may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Security will be dated the date of its authentication. The Securities will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b)      (i) Except as otherwise provided in paragraph (c), Section 3.06(b)(iv) or Section 3.07(b)(3), (b)(5), or (c), each Initial Security or Initial Additional Security will bear the Restricted Legend.

(ii)      Each Global Security, whether or not an Initial Security or Additional Security, will bear the DTC Legend.

(iii)      Initial Securities and Initial Additional Securities offered and sold to QIBs in reliance on Rule 144A will bear the Rule 144A Restricted Legend.

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(iv)      Initial Securities and Initial Additional Securities offered and sold in reliance on Regulation S will bear the Regulation S Restricted Legend, provided that the Regulation S Restricted Legend shall be deemed removed from such Securities upon the expiration of the Restricted Period applicable to such Securities, with no further action required by the Company, the Trustee, the Holders or, if applicable, the Depositary.

(v)      Initial Securities and Initial Additional Securities will be issued in the form of Global Securities. Initial Securities may only be issued to QIBs or in reliance on Regulation S.

(vi)      Exchange Securities will be issued, subject to Section 3.06(b), in the form of one or more Global Securities.

(c)      (i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Security is eligible for resale pursuant to Rule 144(d) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Security (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(ii)      after an Initial Security or any Initial Additional Security is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to a Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Security pursuant to an Exchange Offer, the Company may instruct the Trustee to cancel the Security and issue to the Holder thereof (or to its transferee) a new Security of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d)      By its acceptance of any Security bearing the Restricted Legend (or any beneficial interest in such Security), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Security (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Security (and any such beneficial interest) only in accordance with the Indenture and such legend.

ARTICLE 3
ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES

SECTION 3.01. Authentication; Exchange Securities; Additional Securities. At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver (i) Initial Securities for original issue in the aggregate principal amount not to exceed $444,859,000, (ii) Initial Additional Securities from time to time for original issue in aggregate principal amounts specified by the Company, which amounts are not subject to limitation, and (iii) Exchange Securities from time to time for issue in exchange for a like principal amount of Initial Securities or Initial Additional Securities after the following conditions have been met:

(a)      Receipt by the Trustee of an Officers’ Certificate specifying

(i)        the amount of the Securities to be authenticated and the date on which the Securities are to be authenticated,

(ii)       whether the Securities are to be Initial Securities or Additional Securities or Exchange Securities,

(iii)      in the case of Initial Additional Securities, that the issuance of such Securities does not contravene any provision of Article 4,

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(iv)      whether the Securities are to be issued as one or more Global Securities or Certificated Securities, and

(v)       other information the Company may determine to include or the Trustee may reasonably request.

(b)      In the case of Initial Additional Securities, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Securities will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Securities were not issued.

(c)      In the case of Exchange Securities, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect). Initial Securities or Initial Additional Securities exchanged for Exchange Securities will be cancelled by the Trustee.

SECTION 3.02. [Reserved].

SECTION 3.03. Execution of Securities. The Securities shall be signed on behalf of the Company by its Chairman of the Board of Directors or any Vice Chairman of the Board of Directors or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title “Vice President”). Such signatures may be the manual or facsimile signatures of the present or any future such officers. In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company, as the case may be; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security shall be the proper officers of the Company, as the case may be, although at the date of the execution and delivery of this Indenture any such person was not such officer.

SECTION 3.04. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form specified in Exhibit A, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

SECTION 3.05. Denomination and Date of Securities; Payments of Interest. (a) The Securities shall be issuable in denominations of $2,000 and any multiple of $1,000 in excess thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee.

Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

Each Security shall be dated the date of its authentication. The person in whose name any Security is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest, plus (to the extent lawful)

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any interest payable on the defaulted interest, shall be paid to the persons in whose names outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of such payment) established by notice given by mail by or on behalf of the Company to the Holders of Securities not less than 15 days preceding such subsequent record date.

SECTION 3.06. Registration, Transfer and Exchange. (a) The Securities will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Security Register”) of the Securities, for registering the record ownership of the Securities by the Holders and transfers and exchanges of the Securities.

(b)      (i) Each Global Security will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(ii)      Each Global Security will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Security (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except as set forth in clause (iv) below.

(iii)      Agent Members will have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Securities, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any security.

(iv)      If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Security and a successor depositary is not appointed by the Company within 90 days of such notice, (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary or (z) the Company in its discretion at any time determines not to have all of the Securities represented by one or more Global Security or Securities, the Trustee will promptly exchange each beneficial interest in the Global Security for one or more Certificated Securities in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Security will be deemed canceled. If such Security does not bear the Restricted Legend, then the Certificated Securities issued in exchange therefor will not bear the Restricted Legend. If such Security bears the Restricted Legend, then the Certificated Securities issued in exchange therefor will bear the Restricted Legend unless the Certificated Securities are issued following expiration of the Restricted Period, in which case Certificated Securities that do not bear the Regulation S Restricted Legend will be exchanged therefor.

(c)      Each Certificated Security will be registered in the name of the Holder thereof or its nominee.

(d)      A Holder may transfer a Security (or a beneficial interest therein) to another Person or exchange a Security (or a beneficial interest therein) for another Security or Securities of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 3.07. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section 3.06 by noting the same in the register maintained by the Trustee for the purpose; provided that (x) no transfer or exchange will be effective until it is registered in such register and (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Security for a period of 15 days before a selection of Securities to be redeemed, (ii) to register the transfer of or exchange any

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Security so selected for redemption in whole or in part, except, in the case of a partial redemption, that portion of any Security not being redeemed, or (iii) if a redemption is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Security on or after the Regular Record Date and before the date of redemption. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Security is registered as the owner and Holder thereof for all purposes (whether or not the Security is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate and deliver additional Securities as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 3.06.

No service charge will be imposed in connection with any transfer or exchange of any Security, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(iv) of this Section 3.06 or Sections 3.11, 9.05 or 11.03).

(e)       (i) Global Security to Global Security. If a beneficial interest in a Global Security is transferred or exchanged for a beneficial interest in another Global Security, the Trustee will (x) record a decrease in the principal amount of the Global Security being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Security. Any beneficial interest in one Global Security that is transferred to a Person who takes delivery in the form of an interest in another Global Security, or exchanged for an interest in another Global Security, will, upon transfer or exchange, cease to be a beneficial interest in such Global Security and become a beneficial interest in the other Global Security and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(ii)      Global Security to Certificated Security. If a beneficial interest in a Global Security is transferred or exchanged, in accordance with Section 3.07, for a Certificated Security, the Trustee will (x) record a decrease in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Securities in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(iii)      Certificated Security to Global Security. If a Certificated Security is transferred or exchanged, in accordance with Section 3.07, for a beneficial interest in a Global Security, the Trustee will (x) cancel such Certificated Security, (y) record an increase in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more new Certificated Securities in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

(iv)      Certificated Security to Certificated Security. If a Certificated Security is transferred or exchanged, in accordance with Section 3.07, for another Certificated Security, the Trustee will (x) cancel the Certificated Security being transferred or exchanged, (y) deliver one or more new Certificated Securities in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Security (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more Certificated Securities in authorized denominations

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having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

SECTION 3.07. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Security (or a beneficial interest therein) may only be made in accordance with this Section 3.07 and Section 3.06 and, in the case of a Global Security (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)      Subject to paragraph (c), the transfer or exchange of any Security (or a beneficial interest therein) of the type set forth in column A below for a Security (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Security	U.S. Global Security	(1)
U.S. Global Security	Offshore Global Security	(2)
U.S. Global Security	Certificated Security	(3)
Offshore Global Security	U.S. Global Security	(4)
Offshore Global Security	Offshore Global Security	(1)
Offshore Global Security	Certificated Security	(5)
Certificated Security	U.S. Global Security	(4)
Certificated Security	Offshore Global Security	(2)
Certificated Security	Certificated Security	(3)

(1)      No certification is required.

(2)      The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Security that does not bear the Restricted Legend, then no certification is required.

(3)      The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Security that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Security that does not bear the Restricted Legend is surrendered for transfer or exchange, upon such transfer or exchange the Trustee will deliver a Certificated Security that does not bear the Restricted Legend.

(4)      The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5)       Notwithstanding anything to the contrary contained herein, if the requested transfer involves a beneficial interest in an Offshore Global Security during the Restricted Period, the Person requesting the transfer must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate and an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in an Offshore Global Security following expiration of the

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Restricted Period, no certification is required and the Trustee will deliver a Certificated Security that does not bear the Restricted Legend.

(c)      No certification is required in connection with any transfer or exchange of any Security (or a beneficial interest therein):

(i)      after such Security is eligible for resale pursuant to Rule 144(d) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (i) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(ii)      (x) sold pursuant to an effective registration statement, pursuant to a Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Security pursuant to an Exchange Offer.

Any Certificated Security delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d)      The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Security (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon prior written notice to the Trustee.

SECTION 3.08. [Reserved].

SECTION 3.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any officer of the Company and delivery to the Trustee of all documents and certificates as required by this Indenture, the Trustee shall authenticate and make available for delivery, a new Security bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by each of them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Company whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations

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of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, with respect to the Holder of a substitute Security, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 3.10. Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities in accordance with its customary procedures. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 3.11. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute and the Trustee shall authenticate and make available for delivery temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for the purpose pursuant to Section 4.02, and upon delivery to the Trustee of all documents and certificates as required by this Indenture, the Trustee shall authenticate and make available for delivery in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 3.12. CUSIP and ISIN Numbers. The Company in issuing the Securities may use a “CUSIP” and “ISIN” number (if then generally in use), and, if so, the Trustee shall use the CUSIP numbers or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers or ISIN numbers.

SECTION 3.13. No Obligation of the Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any agent of the Trustee shall have any responsibility or liability for any actions taken or not taken by the Depositary.

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ARTICLE 4
CERTAIN COVENANTS

SECTION 4.01. Payment of Principal, Premium and Interest on Securities. The Company, for the benefit of the Securities, will duly and punctually pay or cause to be paid the principal of and any premium and interest on the Securities in accordance with the terms of the Securities and this Indenture. Where payments are being made to the Trustee and/or Paying Agent, such Trustee and/or Paying Agent must receive funds in U.S. Dollars for any payment not later than 10:00 a.m. New York City time.

SECTION 4.02. Maintenance of Office or Agency. The Company will maintain a Payment Office where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby initially appoints the Trustee at its office or agency as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03. Money for Securities Payments to be Held in Trust. (a) If the Company shall at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act. The Company initially appoints the Trustee to act as Paying Agent hereunder.

(b)      Whenever the Company shall have one or more Paying Agents for the Securities, it will, prior to each due date of the principal of or any premium or interest on the Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c)      The Company will cause each Paying Agent for the Securities (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent; (ii) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on the Securities in trust for the benefit of the Holders until such sums shall be paid to such Holders or otherwise disposed of as herein provided; (iii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest, if any, on the Securities; and (iv) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, and upon the written request of that Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities.

(d)      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the

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Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

(e)      Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security and remaining unclaimed for two years after such principal, premium, or interest has become due and payable will be paid to the Company upon a Company Request (or, if then held by the Company, will be discharged from such trust); and the Holder of such Security will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

SECTION 4.04. Existence. Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company will not be required to preserve any such right or franchise if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof will not result in a Material Adverse Effect.

SECTION 4.05. Limitation on Mortgages. The Company covenants and agrees that, so long as any of the Securities shall be outstanding, neither it nor any Subsidiary owning Restricted Property will issue, assume or guarantee any Debt secured by Mortgages upon any Restricted Property, without effectively providing that the outstanding Securities shall be secured equally and ratably with such Debt so long as such Debt shall be so secured, except that the foregoing provisions shall not apply to:

(a)      Mortgages affecting property of the Company in effect as of the date hereof or of a corporation existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with the Company or a Subsidiary of the Company;

(b)      Mortgages on property existing at the time of acquisition thereof or incurred to secure payment of all or part of the purchase price thereof or to secure Debt incurred prior to, at the time of or within 24 months after acquisition thereof for the purpose of financing all or part of the purchase price thereof;

(c)      Mortgages on property to secure all or part of the cost of development thereof or (in the case of property which is, in the opinion of the Company’s Board of Directors, substantially unimproved for the use intended by the Company) all or part of the cost of improvement thereof, or to secure Debt incurred to provide funds for any such purpose;

(d)      Mortgages which secure only Debt owing by a Subsidiary of the Company to the Company or a Subsidiary of the Company;

(e)      Mortgages in favor of the United States of America, any State, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject thereto, including, without limitation, Mortgages to secure Debt of the pollution control or industrial revenue bond type; or

(f)      any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (a) to (e) inclusive or of any Debt secured thereby, provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Mortgage shall be limited to all or part of the property which secured the Mortgage extended, renewed or replaced (plus improvements on such property).

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Notwithstanding the foregoing provisions of this Section 4.05, the Company and any one or more of its Subsidiaries owning Restricted Property may issue, assume or guarantee Debt secured by Mortgages which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other Debt of the Company and its Subsidiaries owning Restricted Property which would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (a) to (e) inclusive above) and the aggregate Value (as defined in Section 4.06) of the Sale and Lease-Back Transactions in existence at such time (not including Sale and Lease-Back Transactions as to which the Company has complied with Section 4.06(b), does not at any one time exceed 10% of the Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries.

Among others, Mortgages required by any contract or statute in order to permit the Company or a Subsidiary of the Company to perform any contract or subcontract made by it with or at the request of the United States of America, any State, any foreign country or any department, agency or instrumentality of any of the foregoing shall not be deemed to create Debt secured by Mortgages.

SECTION 4.06. Limitation on Sale and Lease-Back. The Company covenants and agrees that neither it nor any of its Subsidiaries owning Restricted Property will enter into any Sale and Lease-Back Transaction unless either:

(a)      the Company or such Subsidiary owning Restricted Property would be entitled, pursuant to the provisions of Section 4.05, to incur Debt in a principal amount equal to or exceed the Value of such Sale and Lease-Back Transaction, secured by Mortgages on the property to be leased, without equally and ratably securing the outstanding Securities, or

(b)      the Company (and in any such case the Company covenants and agrees that it will do so) during the four months immediately following the effective date of such Sale and Lease-Back Transaction (whether made by the Company or a Subsidiary of the Company owning Restricted Property) applies or causes to be applied to the voluntary retirement of Funded Debt an amount equal to the Value of such Sale and Lease-Back Transaction.

For purposes of Section 4.05 and this Section 4.06, the term “Value” shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, an amount equal to the greater of (1) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (2) the fair value in the opinion of the Company’s Board of Directors of such property at the effective date of such Sale and Lease-Back Transaction, in either case divided by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

SECTION 4.07. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 calendar days after the end of each fiscal year of the Company ending after the first date any of the Securities issued under this Indenture is outstanding, a certificate signed by the principal executive officer, principal financial officer, principal accounting officer or treasurer of the Company stating whether or not to the knowledge of such person after due inquiry the Company is in default in the performance and observance of any of the terms, provisions, and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company is in default, specifying all such defaults and the nature and status thereof of which such person may have such knowledge. The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

SECTION 4.08. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision, or condition set forth in the provisions of any supplemental indenture specified in such supplemental indenture, with respect to the Securities if the Holders of a majority in Principal Amount of all outstanding Securities shall, by act of such Holders in accordance with

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Section 7.01, either waive such compliance in such instance or generally waive compliance with such term, provision, or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition will remain in full force and effect.

ARTICLE 5
REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

SECTION 5.01. Events of Default. Each of the following events constitutes an “Event of Default” wherever used herein with respect to the Securities:

(a)      default for 30 days in the payment when due of interest on the Securities;

(b)      default in payment when due of the principal of or premium, if any, on the Securities;

(c)      default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 90 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the Principal Amount of the Securities then outstanding (with a copy to the Trustee if given by Holders) (except in the case of a default with respect to Section 10.01 of this Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); provided, however, that the sole remedy of Holders of the Securities for an Event of Default relating to the failure to file any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act or of Section 14.04 of this Indenture, will for the first 60 days after the occurrence of such an Event of Default, or such shorter period until such Event of Default has been cured or waived, consist exclusively of the right to receive additional interest on the Securities at an annual rate equal to 0.25% of the outstanding principal amount of the Securities. On the 61st day after such Event of Default (if such Event of Default is not cured or waived prior to such 61st day), the Securities will be subject to acceleration as provided below.

(d)      the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days;

(e)      the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief with respect to the Company under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or of any substantial part of its property pursuant to any such law, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

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(f)      any other Event of Default provided with respect to the Securities.

Upon receipt by the Trustee of any Notice of Default pursuant to this Section 5.01, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of the outstanding Securities entitled to join in such Notice of Default, which record date shall be the close of business on the day the Trustee receives such Notice of Default. The Holders of outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date.

SECTION 5.02. Acceleration. (a) If any Event of Default (other than an Event of Default specified in clause (d)  or (e)  of Section 5.01 hereof) occurs and is continuing, the Trustee by written notice to the Company or the Holders of at least 25% in aggregate Principal Amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the Securities to be due and payable immediately. Except as set forth above, upon such declaration the principal of, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in clause (d)  or (e)  of Section 5.01 hereof occurs with respect to the Company the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the Securities shall ipso facto become and be immediately due and payable without further action or notice on the part of the Trustee or any Holder.

(b)      At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 5 provided, the Holders of a majority in Principal Amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (a)  all overdue interest on all of the Securities, (b)  the principal of (and premium, if any, on) the Securities which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in the Securities, (c)  to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in the Securities, and (d)  all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel and (ii) all Events of Default with respect to the Securities, other than the non-payment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04. No such rescission will affect any subsequent default or impair any right consequent thereon.

SECTION 5.03. Other Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 5.04. Waiver of Past Defaults. The Holders of not less than a majority in aggregate Principal Amount of the Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of (and premium, if any) or interest, if any, on any Security. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after

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such record date. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.05. Control by Majority. With respect to the Securities, the Holders of a majority in aggregate Principal Amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee in good faith determines may be unduly prejudicial to the rights of other Holders or that may involve or cause the Trustee any potential liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

Upon receipt by the Trustee of any such direction with respect to the Securities, a record date shall automatically and without any other action by any Person be set for determining the Holders of outstanding Securities entitled to join in such direction, which record date shall be the close of business on the day the Trustee receives such direction. The Holders of outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date.

SECTION 5.06. Limitation on Suits. A Holder of any Security may pursue a remedy with respect to this Indenture or the Securities only if:

(a)      the Holder gives to the Trustee written notice of a continuing Event of Default;

(b)      the Holders of at least 25% in aggregate Principal Amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(c)      such Holder or Holders provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense in connection with the pursuance of such remedy;

(d)      during the 90-day period specified in (e)  below, the Holders of a majority in aggregate Principal Amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request; and

(e)      the Trustee does not comply with the request within 90 days after receipt of the notice, request and the offer of indemnity.

A Holder may not use this Indenture to prejudice the rights of another Holder of Securities in case of any Event of Default described in clause (a), (b)  or (f) of Section 5.01 or of another Holder of Securities in the case of any Event of Default described in clause (c), (d) or (e) of Section 5.01. A Holder may not use this Indenture to obtain a preference or priority over another Holder of Securities in case of any Event of Default described in clause (a), (b) or (f) of Section 5.01 or of another Holder of Securities in the case of any Event of Default described in clause (c), (d) or (e) of Section 5.01. It is understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

SECTION 5.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of (and premium, if any) and interest, if any, on any Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 5.08. Collection Suit by Trustee. If an Event of Default specified in Section 5.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal (and

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premium, if any) and interest, if any, remaining unpaid on any Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover amounts due the Trustee under Section 6.07 hereof, including the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 5.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under this Indenture, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Securities for principal (and premium, if any) and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (and premium, if any) and interest, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct. The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.10 upon five Business Days prior notice to the Company.

SECTION 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of Securities pursuant to Section 5.07 hereof, a suit by Holders of more than 10% in aggregate Principal Amount of the then outstanding Securities in the case of any suit relating to or arising under clause (a), (b), (c)  or (f)  of Section 5.01, or a suit by Holders of more than 10% in aggregate Principal Amount of the then all outstanding Securities in the case of any suit relating to or arising under clause (d)  or (e)  of Section 5.01.

SECTION 5.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such

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Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 5.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 6
CONCERNING THE TRUSTEE

SECTION 6.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, with respect to the Securities, prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all Events of Default with respect to the Securities which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities has occurred (and is continuing which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, provided that:

(a)      the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(b)      in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(c)      the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

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(d)      the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders given as provided in Section 5.05 or otherwise exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any potential or actual liability (financial or otherwise) in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it. This Section 6.01 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 6.

SECTION 6.02. Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act, and subject to Section 6.01:

(a)      the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, Opinion of Counsel or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)      any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)      the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)      the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities pursuant to the provisions of this Indenture, unless such Holders shall have offered and provided to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby; but nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) with respect to the Securities, to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(e)      the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f)       the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate Principal Amount of all the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company;

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(g)      the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h)      the rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Responsible Officer of the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(i)       the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(j)       The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superceded.

(k)      In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)       the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(m)     the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 6.03. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents, that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company, are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be liable or accountable in any manner for the use or application by the Company of any of the Securities or of the proceeds thereof.

SECTION 6.04. Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any of its affiliates or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities, subject to Sections 6.10 and 6.13 with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

SECTION 6.05. Moneys Held by Trustee. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder, except as otherwise agreed with the Company.

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SECTION 6.06. Notice of Default. If any Default or any Event of Default occurs and is continuing with respect to the Securities and if such Default or Event of Default is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of Securities in the manner and to the extent provided in Trust Indenture Act Section 313(c) notice of the Default or Event of Default (“Notice of Default”) within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, or interest or premium, if any, on any Security or in the payment of any sinking fund installment with respect to the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities.

SECTION 6.07. Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall receive, such compensation as shall be agreed in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Company also covenants to indemnify the Trustee and its officers, directors, employees, agents and affiliates and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including without limitation the costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, a Holder or any other Person). The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee. Such financial obligations of the Company identified in this Section shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(d) or Section 5.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

SECTION 6.08. Right of Trustee to Rely on Officers’ Certificate, etc. Subject to Sections 6.01 and 6.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 6.09. Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation, national association or other appropriate entity having a combined capital and surplus of at least $50,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

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SECTION 6.10. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee may at any time resign with respect to the Securities by giving written notice of resignation to the Company and to the Holders of the Securities, such notice to the Holders to be given by mailing (by first class mail) the same within 30 days after such notice is given to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation, the resigning trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)      In case at any time any of the following shall occur:

(i)        the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act, after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

(ii)       the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii)      the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)      The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 7.01 of the action in that regard taken by the Securityholders.

If no successor trustee shall have been so appointed and have accepted appointment 60 days after the mailing of such notice of removal, the trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(d)      Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

(e)      The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities and each appointment of a successor Trustee with respect to the Securities by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of the Securities as

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their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities and the address of its Corporate Trust Office.

SECTION 6.11. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)      In case of the appointment hereunder of a successor Trustee with respect to the Securities, the Company, the retiring Trustee and each successor Trustee with respect to the Securities shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee, and (2) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities.

(c)      Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act.

SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation or national association into which the Trustee may be merged or converted or with which it may be consolidated, or to which the Trustee’s assets may be sold, or any corporation or national association resulting from any merger, conversion, consolidation or sale to which the Trustee shall be a party or by which the Trustee’s property may be bound, or any corporation or national association succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such entity shall be eligible under the provisions of Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force that it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to

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authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.13. Preferential Collection of Claims. If the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor on the Securities), the Trustee shall be subject to the provisions of Section 311 of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). For purposes of Section 311(b) (4) and (6) of such Act, the following terms shall mean:

(a)      “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)       “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

SECTION 6.14. Communications with the Trustee. Any and all notices, certificates, opinions or filings with the Securities and Exchange Commission required or permitted to be provided by the Company to the Trustee under this indenture shall be in writing and shall be personally delivered, sent via an internationally recognized overnight delivery service or sent by facsimile or electronic transmission to the address or telecopy number of the Corporate Trust Office.

ARTICLE 7
CONCERNING THE HOLDERS

SECTION 7.01. Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced (a) by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing, (b) by the record of the Holders of the Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article 8, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.01 and 6.02) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

SECTION 7.02. Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 6.01 and 6.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security Register or by a certificate of the Registrar thereof. The Company may set a record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action referred to in Section 7.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 90 days nor less than 20 days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

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SECTION 7.03. Who May Be Deemed Owners of Securities. The Company, the Trustee and any paying agent may deem and treat the person in whose name any Security shall be registered in the Security Register on the applicable record date as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and interest, if any, on such Security and for all other purposes; and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, any Holders shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability of moneys payable upon any such Security.

SECTION 7.04. Securities Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate Principal Amount of the Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all the Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 6.01 and 6.02, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all the Securities not listed therein are outstanding for the purpose of any such determination.

SECTION 7.05. Record Date for Action by Securityholders. Whenever in this Indenture it is provided that Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), other than any action taken at a meeting of Securityholders called pursuant to Article 8, the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least ten percent in aggregate principal amount of the Securities then outstanding, may request the Trustee to fix a record date for determining Securityholders entitled to notice of and to take any such action. In case the Company or the Holders of Securities in the amount above specified shall desire to request Securityholders to take any action and shall request the Trustee to fix a record date with respect thereto by written notice setting forth in reasonable detail the Securityholder action to be requested, the Trustee shall promptly (but in any event within five days of receipt of such request) fix a record date that shall be a business day not less than 15 nor more than 20 days after the date on which the Trustee receives such request. If the Trustee shall fail to fix a record date as hereinabove provided, then the Company or the Holders of Securities in the amount above specified may fix the same by mailing written notice thereof (the record date so fixed to be a business day not less than 15 nor more than 20 days after the date on which such written notice shall be given) to the Trustee. If a record date is fixed according to this Section 7.05, only persons shown as Securityholders on the registration books for the Company at the close of business on the record date so fixed shall be entitled to take the requested action and the taking of such action by the Holders of Securities on the record date of the required percentage of the aggregate Principal Amount of the Securities shall be binding on all Securityholders, provided that the taking of the requested action by the Holders of Securities on the record date of the percentage in aggregate Principal Amount of the Securities in connection with such action shall have been evidenced to the Trustee, as provided in Section 7.01, not later than 180 days after such record date.

SECTION 7.06. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the

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percentage in aggregate Principal Amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate Principal Amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities.

ARTICLE 8
SECURITYHOLDERS’ MEETINGS

SECTION 8.01. Purposes for Which Meeting May Be Called. A meeting of Holders of Securities may be called at any time and from time to time pursuant to the provisions of this Article 8 for any of the following purposes:

(a)      to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default or Event of Default with respect to the Securities hereunder and its consequences, or take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article 5;

(b)      to remove the Trustee and appoint a successor trustee with respect to the Securities pursuant to the provisions of Article 6;

(c)      to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

(d)      to take any other action authorized to be taken by or on behalf of the Holders of the percentage in aggregate Principal Amount of the Securities under any other provisions of this Indenture or under applicable law.

SECTION 8.02. Manner of Calling Meetings; Record Date. The Trustee may at any time call a meeting of Securityholders to take any action specified in Section 8.01, to be held at such time and at such place in The City of New York, New York, or as the Trustee shall determine. Notice of every meeting of Securityholders setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed not less than 30 nor more than 60 days prior to the date fixed for the meeting to such Securityholders at their registered addresses. For the purpose of determining Securityholders entitled to notice of any meeting of Securityholders, the Trustee shall fix in advance a date as the record date for such determination, such date to be a business day not more than 10 days prior to the date of the mailing of such notice as hereinabove provided. Only persons in whose name a Security is registered upon the books of the Company on a record date fixed by the Trustee as aforesaid, or by the Company or the Securityholders as in Section 8.03 provided, shall be entitled to notice of the meeting of Securityholders with respect to which such record date was so fixed.

SECTION 8.03. Call of Meeting by Company or Securityholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 10 percent in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of the Securityholders to take any action authorized in Section 8.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Securities in the amount above specified may fix the record date with respect to, and determine the time and the place for, such meeting and may call such meeting to take any action authorized in Section 8.01, by

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mailing notice thereof as provided in Section 8.02. The record date fixed as provided in the preceding sentence shall be set forth in a written notice to the Trustee and shall be a business day not less than 15 nor more than 20 days after the date on which such notice is sent to the Trustee.

SECTION 8.04. Who May Attend and Vote at Meeting. To be entitled to vote at any meeting of Securityholders, a person shall be a Holder of one or more Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel. When a determination of Securityholders entitled to vote at any meeting of Securityholders has been made as provided in this Section 8.04, such determination shall apply to any adjournment thereof.

SECTION 8.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of the Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of the Securities shall be provided in the manner specified in Section 8.06.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 8.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a vote of the Holders of a majority in Principal Amount of the Securities represented at the meeting and entitled to vote.

Subject to the provisions of Section 7.04, at any meeting each Securityholder or proxy entitled to vote thereat shall be entitled to one vote for each $1,000 principal amount of the Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 8.02 or 8.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

At any meeting of Securityholders, the presence of persons who held, or who are acting as proxy for persons who held, an aggregate Principal Amount of the Securities on the record date for such meeting sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the persons holding or representing a majority in aggregate Principal Amount of the Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

SECTION 8.06. Manner of Voting at Meetings and Record to be Kept. The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on each of which shall be subscribed the signature of the Securityholder or proxy casting such ballot and the identifying number or numbers of the Securities held or represented in respect of which such ballot is cast. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02. The record shall show the identifying numbers of the Securities voting in favor of or against any resolution. Each counterpart of such

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record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the counterparts shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

Any counterpart record so signed and verified shall be conclusive evidence of the matters therein stated and shall be the record referred to in clause (b) of Section 8.01.

SECTION 8.07. Exercise of Rights of Trustee and Securityholders Not to be Hindered or Delayed. Nothing in this Article 8 contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.

ARTICLE 9
SUPPLEMENTAL INDENTURES

SECTION 9.01. Supplemental Indentures Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder:

(a)      to cure any ambiguity, defect or inconsistency;

(b)      to provide for uncertificated Securities in addition to or in place of certificated Securities;

(c)      to provide for the assumption of the Company’s obligations to the Holders of the Securities in the case of any transaction pursuant to Article 10 hereof;

(d)      to evidence and provide for the acceptance of appointment hereunder by a successor trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

(e)      to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights hereunder of any such Holder; or

(f)      to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

Upon the request of the Company accompanied by a resolution of their respective Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.04 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. With Consent of Holders. Except as provided in the next succeeding paragraphs, this Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Principal Amount of the Securities then outstanding affected by such supplemental indenture, and any existing default or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in aggregate Principal Amount of the then outstanding Securities affected by such default or compliance.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.04 hereof, the Trustee shall join with the Company in the

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execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 5.04 and 5.07 hereof, the Holders of a majority in aggregate Principal Amount of the Securities then outstanding affected may waive compliance in a particular instance by the Company with any provision of this Indenture or such Securities. Without the consent of each Holder affected hereby, however, an amendment or waiver may not:

(a)      reduce the Principal Amount of the Securities whose Holders must consent to an amendment, supplement or waiver;

(b)      change the stated maturity of the principal of, or any installment of principal of or interest on, or time for payment of interest on, any Security, or reduce the Principal Amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any Payment Office where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

(c)      modify any of the provisions of this Section 9.02, Section 5.04 or Section 4.08, except to increase the percentage in Principal Amount of Holders required under any such Section or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby, provided, however, that this clause (c)

will not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 9.02, Section 5.04 and Section 4.08, or the deletion of this proviso, in accordance with the requirements of Section 6.11; or

(d)      make any change in this sentence of this Section 9.02.

SECTION 9.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.04. Documents to Be Given to Trustee; Compliance with TIA. The Trustee, subject to the provisions of Sections 6.01 and 6.02, shall receive and be protected in conclusively relying on an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture and such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. Every such supplemental indenture shall comply with the TIA.

SECTION 9.05. Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of

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this Article may bear a notation approved by the Trustee as to form (but not as to substance) as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.

ARTICLE 10
CONSOLIDATION, MERGER OR SALE OF ASSETS

SECTION 10.01. When the Company May Merge, Etc. The Company shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(a)      the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities and the performance or observance of every covenant of this Indenture of the part of the Company to be performed or observed;

(b)      immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(c)      the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 10.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 10.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate. Notwithstanding the foregoing, (i) a consolidation or merger by the Company with or into, or (ii) the sale, assignment, transfer, lease, conveyance or other disposition by the Company of all or substantially all of its property or assets to, one or more of its Subsidiaries shall not relieve the Company from its obligations under this Indenture and the Securities.

SECTION 10.03. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Opinion of Counsel and Officers’ Certificate as conclusive evidence that any such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition complies with the applicable provisions of this Indenture.

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ARTICLE 11
REDEMPTION OF SECURITIES

SECTION 11.01. Applicability of Article. The Securities shall be redeemable in accordance with their terms and in accordance with this Article.

SECTION 11.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of the Securities to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 10 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities at their last addresses as they shall appear upon the registry books, and for the Securities registered in or with DTC, such notice shall be provided in accordance with DTC’s applicable procedures. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

The notice of redemption to each such Holder shall identify the Securities to be redeemed (including CUSIP numbers) and shall specify the Principal Amount of each Security held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the Principal Amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security in case of Certificated Securities, a new Security or Securities in Principal Amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of the Securities to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request given in an Officers’ Certificate at least five business days in advance of the mailing of the notice to Holders, by the Trustee in the name and at the expense of the Company.

No later than 10:00 a.m., New York City time, on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust) an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. The Company will deliver to the Trustee at least five days prior to the date of notice of redemption an Officers’ Certificate stating the aggregate Principal Amount of the Securities to be redeemed, which may be part of any other Officers’ Certificate delivered in connection with such redemption.

If less than all the Securities are to be redeemed, the Trustee shall select, either pro rata, by lot or by any other method it shall deem fair and reasonable, Securities to be redeemed in whole or in part. Securities may be redeemed in part only in denominations equal to the minimum authorized denomination for the Securities or in multiples of $1,000 in excess thereof. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the Principal Amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the Principal Amount of such Security which has been or is to be redeemed.

SECTION 11.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due

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and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.05 and 12.06, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a Payment Office specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant Regular Record Date subject to the terms and provisions of Section 3.05 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

In the case of Certificated Securities, upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations, in Principal Amount equal to the unredeemed portion of the Security so presented.

ARTICLE 12
DEFEASANCE AND COVENANT DEFEASANCE

SECTION 12.01. Applicability of the Article; Company’s Option to Effect Defeasance or Covenant Defeasance. The provisions of Sections 12.02 or 12.03, together with the other provisions of this Article, shall be applicable to the Securities, and the Company may, at its option, by resolution of the Board of Directors, at any time, elect to have either Section 12.02 or Section 12.03 applied to the outstanding Securities upon compliance with the conditions set forth below in this Article 12.

SECTION 12.02. Legal Defeasance and Discharge. Upon the Company’s exercise of the option provided under Section 12.01 hereof to defease the outstanding Securities under this Section 12.02, the Company shall be deemed to have been discharged from its obligations with respect to such outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 12.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this Section 12.02, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of the outstanding Securities to receive solely from the trust fund described in Section 12.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (ii) the Company’s obligations with respect to such Securities under Sections 3.06, 3.09, 3.11, and 12.05 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee’s rights under Section 6.07 hereof, and the Company’s obligations in connection therewith and with this Article 12. Subject to compliance with this Article 12, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 hereof with respect to the Securities.

SECTION 12.03. Covenant Defeasance. Upon the Company’s exercise of the option provided under Section 12.01 hereof to obtain a covenant defeasance with respect to the outstanding Securities under this Section 12.03, the Company shall be released from its obligations under the covenants contained in

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Article 4 and Section 10.01 hereof and the covenants contained in any applicable supplemental indenture, with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c) with respect to the outstanding Securities, but, except as specified above, the remainder of this Indenture and of the Securities shall be unaffected thereby.

SECTION 12.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 12.02 or Section 12.03 hereof to the outstanding Securities:

(a)      The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.10 who shall agree to comply with the provisions of this Article 12 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) an amount (in such currency, currencies or currency unit in which such Securities and any related coupons are then specified as payable at Stated Maturity), or (ii) non-callable Government Securities that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (iii) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of (and premium, if any) and interest, if any, on such outstanding Securities on the stated maturity date of such principal or installment of principal, or interest or premium, if any.

(b)      In the case of an election under Section 12.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

(c)      In the case of an election under Section 12.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(d)      No Default or Event of Default (or event that, with the giving of notice or lapse of time or both would become an Event of Default) with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(d) or 5.01(e) hereof is concerned, at any time in the period ending on the 124th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(e)      Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit).

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(f)      The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to its election under Section 12.02 or 12.03 hereof was not made by the Company with the intent of preferring the Holders of the affected Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company, or others.

(g)      The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 12.02 hereof or the Covenant Defeasance under Section 12.03 hereof (as the case may be) have been complied with as contemplated by this Section 12.04.

SECTION 12.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 12.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.04 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as paying agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 12.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of the outstanding Securities.

Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any money or non-callable Government Securities held by it as provided in Section 12.04 hereof with respect to the Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.04(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 12.06. Repayment to the Company. Any money deposited with the Trustee or any paying agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) and interest, if any, on any Security and remaining unclaimed for two years after such principal, or interest or premium, if any, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 12.07. Reinstatement. If the Trustee or paying agent is unable to apply any U.S. Dollars or non-callable Government Securities in accordance with Section 12.02 or 12.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 hereof until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 12.02 or 12.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, or interest or premium, if any, on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Security to receive such payment from the money held by the Trustee or paying agent.

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ARTICLE 13
SATISFACTION AND DISCHARGE

SECTION 13.01. Satisfaction and Discharge of Indenture. This Indenture shall upon a Company Request cease to be of further effect with respect to the Securities (except, as to any surviving rights of registration of transfer, exchange or conversion of the Securities herein expressly provided for or in the form of Security and any rights to receive payment of interest thereon), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)      either

(b)      all Securities theretofore authenticated and delivered (other than (a) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.09, and (b) Securities for whose payment money has theretofore been (x) deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.03(c) or (y) paid to any State or the District of Columbia pursuant to its unclaimed property or similar laws) have been delivered to the Trustee for cancellation; or

(i)      all such Securities not theretofore delivered to the Trustee for cancellation

(A)      have become due and payable, or

(B)      will become due and payable at their stated maturity within one year, or

(C)      are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (b) or (c) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, money in the amount in the currency or currency units in which the Securities are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or redemption date, as the case may be;

(c)      the Company has paid or caused to be paid all other sums payable hereunder with respect to such Securities; and

(d)      the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this Section, the obligations of the Trustee under Section 13.02 and the last paragraph of Section 4.03 shall survive.

SECTION 13.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 4.03, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee.

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ARTICLE 14
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 14.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(a)      semi-annually, not later than 15 days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date (unless the Trustee has such information), and

(b)      at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Registrar, no such list shall be required to be furnished.

SECTION 14.02. Preservation of Information; Communications to Holders.

(a)      The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 14.01 and the names and addresses of Holders received by the Trustee in its capacity as the Registrar. The Trustee may destroy any list furnished to it as provided in Section 14.01 upon receipt of a new list so furnished.

(b)      If three or more Holders (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i)      afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 14.02(a); or

(ii)      inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 14.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 14.02(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such

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order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)      Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 14.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 14.02(b).

SECTION 14.03. Reports by the Trustee.

(a)      The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15th following the date of this Indenture (commencing May 15, 2018) deliver to Holders a brief report, dated as of such May 15th, which complies with the provisions of such Section 313(a).

(b)      A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any securities exchange and of any delisting thereof.

SECTION 14.04. Reports by the Company. The Company shall file with the Trustee, within 30 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that any such annual and quarterly reports, information, documents and other reports and information filed with the SEC may be provided by the Company to the Trustee electronically. The Company shall comply with the other provisions of TIA Section 314(a). Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon request of Holders and prospective purchasers of Securities thereof, the Company shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The Trustee shall have no responsibility to determine if any filings with the SEC have been made.

ARTICLE 15
MISCELLANEOUS PROVISIONS

SECTION 15.01. Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

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SECTION 15.02. Provisions of Indenture for the Sole Benefit of Parties and Holders. Except as set forth in Section 15.09, nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

SECTION 15.03. Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind their successors and assigns, whether so expressed or not.

SECTION 15.04. Notices. Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) (i) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security Register or (ii) in the case of Securities registered in or with DTC, if provided in accordance with DTC’s applicable procedures. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. The Trustee may waive notice to it of any provision herein, and such waiver shall be deemed to be for its convenience and discretion. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Notices:

All notices and communications hereunder shall be in writing, in English and shall be deemed to be duly given if delivered or mailed first class certified or registered mail, postage prepaid, telecopied or in electronic mail (in .pdf attachment) as follows:

If to Company:

Honeywell International Inc.
115 Tabor Road
Morris Plains, New Jersey 07950
Attention: Assistant Treasurer
Fax: (973) 455-5940

If to the Trustee:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 16th Floor

MS: NYC60-1630

New York, New York 10005

Attn: Corporates Team Deal Manager – Honeywell International Inc.

Fax: 732-578-4635

With a copy to:

Deutsche Bank Trust Company Americas

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c/o Deutsche Bank National Trust Company

Trust and Agency Services

100 Plaza One, Mailstop JCY03-0801

Jersey City, New Jersey 07311

Attn: Corporates Team Deal Manager - Honeywell International Inc.

Fax: 732-578-4635

or such other address, electronic mail or telecopy number as any of the above may have furnished to the other parties in writing for such purposes.

SECTION 15.05. Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company unless such officer or counsel knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

SECTION 15.06. Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal with respect to such Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date unless otherwise specified.

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SECTION 15.07. Conflict of Any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an “incorporated provision”), such incorporated provision shall control.

SECTION 15.08. New York Law to Govern. This Indenture and the Securities shall each be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 15.09. Third Party Beneficiaries. Holders of Securities of the Company are third party beneficiaries of this Indenture, and any of them (or their representative) shall have the right to enforce the provisions of this Indenture that benefit such Holders.

SECTION 15.10. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

SECTION 15.11. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 15.12. Severability. If any provision hereof shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

SECTION 15.13. Patriot Act Compliance. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable AML Law.

SECTION 15.14. Force Majeure. The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of November 21, 2017.

HONEYWELL INTERNATIONAL INC., as Company

By:	/s/ John J. Tus
Name: John J. Tus
Title: Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By: DEUTSCHE BANK NATIONAL TRUST COMPANY
By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President

By:	/s/ Robert S. Peschler
Name: Robert S. Peschler
Title: Vice President
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EXHIBIT A

[INSERT DTC LEGEND IF REQUIRED]

[INSERT APPLICABLE RESTRICTED LEGEND IF REQUIRED]

HONEYWELL INTERNATIONAL INC.
3.812% Senior Note Due 2047

REGISTERED No.	U.S. $______________

Registered CUSIP:

Registered ISIN:

HONEYWELL INTERNATIONAL INC., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture described herein), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of ____________ U.S. DOLLARS (U.S. $______) on November 21, 2047 (the “Maturity Date”), and to pay interest on said principal sum semiannually in arrears on May 21 and November 21 of each year, commencing May 21, 2018 (each such date on which the Company is required to pay interest being referred to herein as an “Interest Payment Date”) [(subject to adjustment as provided below)]1, at the [initial]2 interest rate of 3.812% per annum from November 21, 2017, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the Stated Maturity of the principal of this Security, or any Interest Payment Date, falls on a date that is not a Business Day, the principal or interest, as the case may be, payable on such date will be payable on the next succeeding Business Day with the same force and effect as if paid on such date. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on May 6 or November 6 (each being referred to herein as a “Regular Record Date”), as the case may be, immediately preceding such Interest Payment Date. As used herein, “Business Day” means any day, other than Saturday or Sunday, on which banks are not required or authorized by law or executive order to close in New York City.

Interest on this Security will accrue from the most recent date to which interest has been paid on this Security [or the Security surrendered in exchange for this Security]3 (or, if there is no existing default in the payment of interest and if this Security is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the [date of issuance]4. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Payments of interest, principal and premium, if any, on this Security will be made (except as specified below) by wire transfer in same day funds to the Registered Holder at such Holder’s address appearing on the Security Register on the relevant Regular Record Date. In the event the Securities are issued in fully certificated registered form, such payments will be made at the corporate trust office of the Trustee in New York City, or at the option of the Company, by mailing a check to such Registered Holder.

The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated November 21, 2017, among Barclays Capital Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets

1 Include only for Initial Security or Initial Additional Security.

2 Include only for Initial Security or Initial Additional Security.

3 Include only for Exchange Security.

4 For Initial Securities. For Additional Securities this date will be the most recent date to which interest has been paid on the Initial Securities; if no interest has been paid on the Initial Securities, this date shall be the date of issuance of the Initial Securities.

A-1

Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BBVA Securities Inc., BNP Paribas Securities Corp., HSBC Securities (USA) Inc., ICBC Standard Bank Plc, Loop Capital Markets LLC, RBC Capital Markets, LLC, RBS Securities Inc., SG Americas Securities, LLC, SMBC Nikko Securities America, Inc., Standard Chartered Bank, TD Securities (USA) LLC and U.S. Bancorp Investments, Inc., as the dealer managers (the “Registration Rights Agreement”), including receipt of Additional Interest upon a Registration Default (as defined in such agreement). The Company shall make payments of Additional Interest in accordance with the provisions set forth herein for the payment of regular interest.5

Initially, Deutsche Bank Trust Company Americas will be the Paying Agent for this Security. The Company reserves the right at any time to remove any Paying Agent without notice to the Holders, to appoint additional or other Paying Agents without notice to the Holders and to approve any change in the office through which any Paying Agent acts; provided, however, that there will at all times be a Paying Agent in New York City.

This is one of the Securities issued under an indenture dated November 21, 2017 (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations and duties of the Company, the Trustee and the Paying Agent for this Security, and the terms upon which the Securities are, and are to be, authenticated and delivered. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Indenture.

The Indenture limits the original aggregate principal amount of the Securities to $444,859,000, but Additional Securities may be issued pursuant to the Indenture, and the originally issued Securities and all such Additional Securities vote together for all purposes as a single class.

This Security is subject to redemption, in whole or in part, at the option of the Company at any time or from time to time, upon mailed notice to the registered address of each Holder of Securities to be redeemed at least 10 days but not more than 60 days prior to the redemption. Prior to May 21, 2047 (six months prior to the maturity date of the Securities (the “Par Call Date”)), the “make-whole premium” redemption price will be equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on such Securities that would be due if such notes matured on the Par Call Date (not including the amount, if any, of accrued and unpaid interest to, but excluding, the date of redemption), discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) plus 15 basis points. Accrued interest will be paid to, but excluding, the redemption date.

At any time on or after the Par Call Date, the Securities are redeemable, in whole or in part, at any time and from time to time, at the Company’s option at a redemption price equal to 100% of the principal amount of such notes to be redeemed plus accrued interest to, but not including, the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the Securities called for redemption, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities called for redemption calculated, with respect to the Securities redeemed prior to the Par Call Date, as if the maturity date of the Securities were the Par Call Date.

5 Include only for Initial Security or Initial Additional Security.

A-2

“Comparable Treasury Price” means, with respect to any redemption date, the average, as determined by the Company, of the Reference Treasury Dealer Quotations (as defined below) for that redemption date.

“Reference Treasury Dealer” means each of Barclays Capital Inc. and Goldman Sachs & Co. LLC, and each of their respective successors. If any one shall cease to be a primary U.S. Government securities dealer, the Company will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, on any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by each Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that redemption date.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the Securities called for redemption that would be due after the related redemption date but for that redemption. If that redemption date is not an interest payment date with respect to the Securities called for redemption, the amount of the next succeeding scheduled interest payment on such Securities will be reduced by the amount of interest accrued to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third Business Day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

On and after a redemption date, interest will cease to accrue on the Securities called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before a redemption date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Securities to be redeemed on that date. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected by the trustee in accordance with the procedures of the Depositary Trust Company. This Security will not be subject to any sinking fund.

If an Event of Default with respect to the Security shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities to be affected at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Except as provided below in the case of a defeasance, no reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

A-3

Under the terms of the Indenture, the Company may satisfy and discharge its obligations with respect to the Securities by depositing in trust for the Holders of the Outstanding Securities an amount in cash or the equivalent in securities of the government which issued the currency in which the Securities are denominated or government agencies backed by the full faith and credit of such government sufficient to pay and discharge the entire indebtedness on the Securities for principal of and premium, if any, and interest then due or to become due to the Stated Maturity of the principal of the Securities (a “defeasance”). In such event, the Company will be released and discharged from its obligations to pay interest on the Securities and to pay the principal thereof at its Maturity.

A Holder may register the transfer or exchange of the Securities in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

This Security is issuable only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

No service charge will be imposed in connection with any transfer or exchange of any Security, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

This Security and all the obligations of the Company hereunder are direct, senior unsecured and unsubordinated obligations of the Company and rank pari passu with all other senior unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

This Security shall be construed in accordance with and governed by the laws of the State of New York.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, HONEYWELL INTERNATIONAL INC. has caused this Security to be executed under its corporate seal.

Dated:

[Seal]	HONEYWELL INTERNATIONAL INC.

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

[Signature Page –Global Security]

A-4

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM–as tenants in common

UNIF GIFT MIN ACT–	Custodian

Under Uniform Gifts to Minors
Act

TEN ENT–as tenants by the entireties

JT TEN–as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR THE VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
Identifying Number of Assignee:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING ZIP CODE OF ASSIGNEE:

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.

A-5

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Security occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐           (1)           This Security is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐           (2)           This Security is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐           (3)           This Security is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.
A-6

SCHEDULE OF EXCHANGES OF SECURITIES6

The following exchanges of a part of this Global Security for Certificated Securities or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

6 For Global Securities.

A-7

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Form of Trustee’s Certificate of Authentication]

Dated:	CERTIFICATE OF AUTHENTICATION

This is one of the Securities designated therein referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as
Trustee

By:
Name:
Title:

[Signature Page – Global Security]

A-8

EXHIBIT B-1

RULE 144A RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF HONEYWELL INTERNATIONAL INC. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO HONEYWELL INTERNATIONAL INC. OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, HONEYWELL INTERNATIONAL INC. RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

B-1-1

EXHIBIT B-2

REGULATION S RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF HONEYWELL INTERNATIONAL INC. THAT, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S (THE PERIOD PRECEDING SUCH DATE, THE “RESTRICTED PERIOD”), IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO HONEYWELL INTERNATIONAL INC. OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, HONEYWELL INTERNATIONAL INC. RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL SECURITIES OTHER THAN A PERMANENT GLOBAL SECURITY IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT. THIS PARAGRAPH AND THE TWO PARAGRAPHS THAT DIRECTLY PRECEDE IT IN THIS LEGEND SHALL BE DEEMED REMOVED FROM THE FACE OF THIS SECURITY WITHOUT FURTHER ACTION OF THE COMPANY, THE TRUSTEE, THE HOLDERS OR, IF APPLICABLE, THE DEPOSITARY UPON THE EXPIRATION OF THE RESTRICTED PERIOD.

B-2-1

EXHIBIT C

DTC LEGEND

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

C-1

EXHIBIT D

Regulation S Certificate

_________, ____

[______]

Attention: Corporate Trust Administration

Re:	HONEYWELL INTERNATIONAL INC.
3.812% Senior Notes due 2047 (the “Securities”) Issued under the Indenture (the “Indenture”), dated as of November 21, 2017, relating to the Securities

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐            A.         This Certificate relates to our proposed transfer of $____ principal amount of Securities issued under the Indenture. We hereby certify as follows:

1.            The offer and sale of the Securities was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.            Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.            Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Securities.

4.            The proposed transfer of Securities is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.            If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Securities, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐            B.         This Certificate relates to our proposed exchange of $____ principal amount of Securities issued under the Indenture for an equal principal amount of Securities to be held by us. We hereby certify as follows:

D-1

1.            At the time the offer and sale of the Securities was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.            Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.            The proposed exchange of Securities is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:
D-2

EXHIBIT E

Rule 144A Certificate

_________, ____

[______]

Attention: Corporate Trust Administration

Re:	Honeywell International Inc.
3.812% Senior Notes due 2047 (the “Securities”)
Issued under the Indenture (the “Indenture”), dated as of
November 21, 2017, relating to the Securities

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐            A.            Our proposed purchase of $____ principal amount of Securities issued under the Indenture.

☐            B.            Our proposed exchange of $____ principal amount of Securities issued under the Indenture for an equal principal amount of Securities to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, ___, which is a date on or since the close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Securities to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

E-1